POWER OF ATTORNEY



     The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statement under federal and state securities laws and such Post-Effective Amendments to such Registration Statement of the hereinafter described entity as such attorney-in-fact, or either of them, may deem appropriate:

     INVESCO Manager Series Funds, Inc.

     This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 1st day of June, 2002.




                                                /s/ Victor L. Andrews
                                                ---------------------
                                                Victor L. Andrews
                                                Director


STATE OF GEORGIA              )
                              ) ss.
COUNTY OF CHATHAM             )


     SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Victor L. Andrews, as a director of the above-described entity, this 1st day of June, 2002.




                                                /s/ Iris Tindal
                                               ----------------
                                                Notary Public

My Commission Expires:  August 17, 2003